Exhibit 10.21
AMENDMENT NO. 5
TO THE AMERICAN GREETINGS CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
WHEREAS, American Greetings Corporation (the “Company”) currently maintains the American Greetings Corporation Executive Deferred Compensation Plan (the “Plan”), which was adopted effective October 26, 1993; and
WHEREAS, the Plan has been amended from time to time and most recently by the Fourth Amendment; and
WHEREAS, Section 10.1 of the Plan permits the Company to amend the Plan at any time at the discretion of the Board of Directors or a Committee thereof; and
WHEREAS, effective as of August 1, 2009, the Board of Directors of the Company designated those employees with the corporate position of Executive Director as eligible to participate in the Plan in accordance with Section 3.1 of the Plan; and
WHEREAS, the Company desires to amend the Plan to clarify that such Executive Directors are entitled to participate in the Plan; provided, however, such Executive Directors shall not be entitled to receive either a Restoration Benefit as contemplated by Article V of the Plan or a Maximizer Benefit as contemplated by Section 4.4 of the Plan.
NOW, THEREFORE, the Plan is hereby amended as set forth below. Unless otherwise noted, all provisions of this Amendment are effective as of August 1, 2009.
1.	Section 4.4 of the Plan is hereby deleted in its entirety and replaced with the following:

“Section 4.4 Matching Contributions. An “Employer Matching Contribution” as determined under the American Greetings Corporation Employees’ Profit Sharing Plan, or successor plan, if any, shall be credited to a Participant’s Account (excluding the account of a Participant who is classified as an Executive Director of the Corporation) for each Plan Year in which the Participant is an eligible employee of the Employer but only to the extent such contribution was restricted under such plan due to the limitations imposed under Sections 401(k)(3), 401(m)(2) or 402(g)(1) of the Code.

Notwithstanding the foregoing, effective January 1, 2005, no Employer Matching Contribution shall be credited to any Participant who is otherwise eligible to receive an Employer Matching Contribution, to the extent such Employer Matching Contribution corresponds to changes made by such Participant to his or her elective deferrals in the American Greetings Corporation Employees’ Profit Sharing Plan and such changes to his or elective deferrals exceeds the Code Section 402(g) limit. Notwithstanding anything herein to the contrary, a Participant who is an Executive Director of the Corporation shall not be entitled to and not be credited with an Employer Matching Contribution.”

2.	Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Section 5.1 Restoration Benefit. A Participant’s Restoration Benefit shall be equal to the total amount credited to the Participant’s Account under this Article V. Notwithstanding anything herein to the contrary, a Participant classified as an Executive Director of the Corporation shall not be entitled to a Restoration Benefit.”

3.	Section 5.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“Section 5.3 Restoration Contributions. An amount determined by the Board, in its sole discretion, may be credited to a Participant’s Account for each Plan Year in which the Participant is a participant in the American Greetings Corporation Employees’ Retirement Profit Sharing Plan, and contributions allocated to such Participant’s account(s) thereunder, if any, are restricted due to the limitations imposed under Code Sections 401(a)(17) and 415. Notwithstanding anything herein to the contrary, a Participant classified as an Executive Director of the Corporation shall not be entitled to a Restoration Benefit.”
[signature on following page]

IN WITNESS HEREOF, the Company has caused this Amendment No. 5 to the Plan to be executed on this 30th day of December, 2009.

AMERICAN GREETINGS CORPORATION
By:	/s/ Brian T. McGrath
	Name:	Brian T. McGrath
	Title:	Senior Vice President, Human Resources